 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): April 3, 2023

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 3, 2023, Amyris, Inc. (the “Company”) closed the previously announced Asset Purchase Agreement, dated as of February 21, 2023 (the "Asset Purchase Agreement"), by and among the Company and Givaudan SA (“Givaudan”). Pursuant to the Asset Purchase Agreement, the Company sold, assigned, or licensed certain assets of its cosmetic ingredients businesses, including an assignment of certain distribution agreements, a sale of certain trademarks, and a grant of an exclusive, worldwide, irrevocable license to distribute, market and sell Neossance® Squalane emollient, Neossance® Hemisqualane silicone alternative and CleanScreen™ sun protector in cosmetics actives, to Givaudan for $200 million upfront cash consideration and up to $150 million in performance-based earnout payments over three years. In addition, the parties entered into a long-term partnership agreement for the manufacturing of cosmetic ingredients by the Company for Givaudan. The total value of near- and long-term contributions is estimated to be approximately $500 million.

The foregoing is only a brief description of the material terms of the Asset Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Asset Purchase Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2023.

Item 8.01 Other Information.

On April 3, 2023, the Company also closed its previously announced Share Purchase Agreement related to Aprinnova, LLC (“Aprinnova”), dated as of December 15, 2022, by and among the Company, Nikko Chemicals Co. (“Nikko”), Ltd. and Nippon Surfactant Industries, Co., Ltd. (“Nissa”). Pursuant to the Share Purchase Agreement, the Company purchased 39 shares of Aprinnova from Nikko and 10 shares of Aprinnova from Nissa, constituting 49% of the outstanding membership interests in Aprinnova for aggregate cash consideration of $49 million, less applicable deductions and withholdings required by law. Following closing of the transaction, the Company holds 99% of the outstanding membership interests in Aprinnova.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the total potential value of the Givaudan transaction. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties detailed from time to time in filings the Company makes with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 4, 2023	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer